Exhibit 10.11

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of April 30, 2019, is among FORTIS MINERALS OPERATING, LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned Guarantors (together with the Borrower, collectively, the “Credit Parties”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

RECITALS

A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 14, 2019 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.    The Borrower and the Guarantors are parties to that certain Amended and Restated Guarantee and Collateral Agreement, dated as of the date hereof, made by each of the Credit Parties party thereto in favor of the Administrative Agent.

C.    The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.     Amendments to Credit Agreement. Section 1.02 is hereby amended as follows:

2.1    Amendments to Section 1.02.

(a)    The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, as the same may from time to time be further amended, modified, supplemented or restated.

(b)    The following definitions are hereby added where alphabetically appropriate to read as follows:

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of April 30, 2019, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

2.2    Amendment to Section 2.07(a). Section 2.07(a) is hereby amended and restated in its entirety to read as follows:

(a)    First Amendment Borrowing Base. For the period from and including the First Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $130,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c) or Section 8.20.

2.3    Amendment to Section 8.13. Section 8.13 is hereby amended by replacing each reference to “70%” therein with “75%”.

2.4    Amendment to Section 8.14. Section 8.14 is hereby amended by replacing each reference to “70%” therein with “75%”.

Section 3. Assignment and Assumption. On the First Amendment Effective Date, immediately after giving effect to the amendments in Section 2 and for an agreed consideration, Wells Fargo Bank, National Association, as Lender (the “Existing Lender”) hereby irrevocably sells and assigns to JPMorgan Chase Bank, N.A. (the “New Lender”), and the New Lender hereby irrevocably purchases and assumes from the Existing Lender, subject to and in accordance with the Standard Terms and Conditions attached as Annex 1 to Exhibit G to the Credit Agreement (the “Standard Terms and Conditions”) and the Credit Agreement (the “Assignment and Assumption”): (i) all of the Existing Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in the grid below under the caption “Assigned Interests” (the “Assigned Interests Grid”) of all the Existing Lender’s outstanding rights and obligations under the Credit Agreement, including, without limitation, the Commitment and the Maximum Credit Amount of the Existing Lender specified in the Assigned Interests Grid and all of the Loans specified in the Assigned Interests Grid owing to the Existing Lender which are outstanding on the First Amendment Effective Date, together with the participations in Letters of Credit and LC Disbursements specified in the Assigned Interests Grid held by the Existing Lender on the First Amendment Effective Date, but excluding accrued interest and fees to and excluding the First Amendment Effective Date, such that, after giving effect to such sale, assignment, purchase and assumption, the New Lender shall have purchased and assumed from the Existing Lender the Commitment, Maximum Credit Amount and Loans (and participations in Letters of Credit and LC Disbursements) specified in the Assigned Interests Grid and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. Such sale and assignment is without recourse to the Existing Lender and, except as expressly provided in the Standard Terms and Conditions, without representation or warranty by the Existing Lender. The Administrative Agent hereby waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Assignment and Assumption. The Standard Terms and Conditions are hereby agreed to and incorporated herein by reference and made a part of the terms of the Assignment and Assumption pursuant to this Section 3 as if set forth herein in full.

A.    Existing Lender/Assignor: Wells Fargo Bank, National Association

B.    New Lender/Assignee: JPMorgan Chase Bank, N.A.

C.    Assigned Interests:

MAXIMUM CREDIT AMOUNT ASSIGNED	PRINCIPAL AMOUNT OF LOANS ASSIGNED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSIGNED	PERCENTAGE ASSIGNED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
$211,538,461.54	$37,230,769.23	$0.00	42.307692308%

D.    New Lender: On the First Amendment Effective Date, immediately after giving effect to the Assignment and Assumption pursuant to this Section 3: (a) each of the Existing Lender and the New Lender shall have the Maximum Credit Amount specified for such Person on Annex I attached to this First Amendment; (b) Annex I of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached to this First Amendment; and (c) the New Lender shall become a party to the Credit Agreement, as modified by this First Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

Section 4. Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1    The Administrative Agent shall have received from the Lenders and the Credit Parties counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

4.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective (and the First Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.     Miscellaneous.

5.1    Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the First Amendment Effective Date.

5.2    Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby: (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each such Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the First Amendment Effective Date, each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this First Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) the representations and warranties set forth in each Loan Document to which it is a party are true and correct in all material respects (except to the extent that (A) any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) any such representation and warranty is expressly limited by materiality or by reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects and (ii) no Default or Event of Default has occurred and is continuing.

5.3    Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by fax, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this First Amendment.

5.4    No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

5.5    GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent.

5.7    Severability. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.8    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.9    Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the First Amendment Effective Date.

BORROWER:	FORTIS MINERALS OPERATING, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

GUARANTORS:	FORTIS MINERALS, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

FORTIS MINERALS II, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

CHISOS LAND, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

CHISOS MINERALS, LLC

	By:	/s/ Patrick Hesseler
	Name:	Patrick Hesseler
	Title:	Vice President - Finance

Fortis Minerals Operating, LLC - First Amendment

Signature Page

FORTIS SOONER TREND, LLC

By:	/s/ Patrick Hesseler
Name:	Patrick Hesseler
Title:	Vice President - Finance

FMII STM, LLC

By:	/s/ Patrick Hesseler
Name:	Patrick Hesseler
Title:	Vice President - Finance

Fortis Minerals Operating, LLC - First Amendment

Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

	By:	/s/ Jay Buckman
	Name:	Jay Buckman
	Title:	Director

Fortis Minerals Operating, LLC - First Amendment

Signature Page

NEW LENDER:	JPMORGAN CHASE BANK, N.A.,
as New Lender

	By:	/s/ Jorge Diaz Granados
	Name:	Jorge Diaz Granados
	Title:	Authorized Officer

Fortis Minerals Operating, LLC - First Amendment

Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	57.692307692%	$288,461,538.46
JPMorgan Chase Bank, N.A.	42.307692308%	$211,538,461.54

TOTAL	100.00%	$500,000,000.00

Annex I